Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 20, 2025, with respect to the consolidated financial statements of Haoxi Health Technology Limited and subsidiaries which appears in its Registration Statement as of June 30, 2025 and 2024 and for each of the years in the two-year period ended June 30, 2025.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 12, 2026